FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 23, 2003

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(Sate or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices,

Including Zip Code)

Registrant's telephone number, including area code: (972) 604-6000

Item 9.   Regulation FD Disclosure

The registrant's press release dated July 23, 2003 regarding its financial results for the quarter ended June 30, 2003 is attached hereto as Exhibit 99.1 and incorporated by reference herein.  This information is being furnished under Item 12 of Form 8-K and is being presented under Item 9 in accordance with the Commission's interim guidance regarding Item 12 filing requirements.  The attached press release presents a measure of net income that excludes certain quantified special items in addition to reporting net income under U.S. generally accepted accounting principles (GAAP).   Net income excluding such items is a non-GAAP financial measure and is included to facilitate comparisons of business performance across periods.  The press release also reports the registrant's free cash flow, a non-GAAP term defined in note 2 to the Summary of Consolidated Cash Flows.  The registrant reports free cash flow to enhance understanding of the cash generated by its business.  The press release includes information to reconcile such non-GAAP financial information to the most comparable GAAP measure.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                    ELECTRONIC DATA SYSTEMS CORPORATION

July 23, 2003                                                                                                                                             By:          /s/ D. Gilbert Friedlander

                                                                                                                                                                            D. Gilbert Friedlander, Senior Vice
                                                                                                                                                                            President, General Counsel and Secretary

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